UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021 (February 2, 2021)

SMART GLOBAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38102	98-1013909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman		KY1-1104 Cayman Islands (Zip Code)
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Departure of Certain Officers

On February 2, 2021, SMART Global Holdings, Inc. (“SGH” or the “Company”) announced that the Board of Directors of the Company (the “Board”) approved the appointment of Ken Rizvi to serve as Senior Vice President and Chief Financial Officer (“CFO”) of the Company, effective February 15, 2021. At that time, Jack Pacheco will cease to serve as the CFO and he will continue to serve as the Company’s Executive Vice President and Chief Operating Officer and as President of SMART Modular Technologies, Inc., the Company’s Memory Solutions Business.

Prior to joining the Company, Mr. Rizvi served as Senior Vice President and CFO of UTAC Holdings Ltd. (“UTAC”) from June 2018 until the present. Previously, Mr. Rizvi served as the Chief Financial Officer of Isola Group overseeing both its finance and IT organizations from August 2016 to June 2018. Prior to Isola, Mr. Rizvi held senior finance positions with Micron Technology and ON Semiconductor. He also served as an associate with Technology Crossover Ventures, a leading private equity and venture capital firm focused on growth technology companies, and as an investment banker at Morgan Stanley. Mr. Rizvi holds an Executive MBA from the W.P. Carey School of Business at Arizona State University, and a Bachelor of Arts degree in Economics from Yale University.

On January 31, 2021, the Company entered into an offer letter agreement with Mr. Rizvi (the “Offer Letter”). Pursuant to the terms of the Offer Letter, the Company will pay Mr. Rizvi an annualized base salary of $475,000 per year. Mr. Rizvi will also receive a $50,000 sign-on bonus, which is subject to immediate repayment if, prior to the first anniversary of his start date, the Company terminates Mr. Rizvi’s employment for “cause” or he resigns without “good reason” (each as defined in the Offer Letter). In addition, Mr. Rizvi will be eligible to receive an annual bonus under the Company’s annual bonus program, with a target amount equal to 80% of his annual base salary, subject to the achievement of applicable performance goals determined by the Board. In the event that Mr. Rizvi begins employment with the Company on or before February 15, 2021 and is employed continually through the date of payment of the Company’s year-end bonus to executives, then Mr. Rizvi’s annual bonus for the Company’s fiscal year ending 2021 will be $380,000. During his employment, Mr. Rizvi will be eligible to participate in employee benefits and programs that are available to similarly-situated senior executive officers of the Company.

The Offer Letter provides that, following his February 15, 2021 start date, the Company will grant Mr. Rizvi: (i) restricted share units with an aggregate grant date fair value of $2,000,000 based on the 30-day average closing price of an ordinary share of SGH ending on the trading date preceding the grant date, which will vest over four years, with 25% vesting on approximately the one-year anniversary of its grant date and the remaining 75% vesting in equal quarterly installments thereafter, (ii) performance-based restricted share units with an aggregate grant date fair value of $200,000 based on the 30-day average closing price of an ordinary share of SGH ending on the trading date preceding the grant date, which will vest annually over four years, subject to the closing price of an ordinary share of SGH equaling or exceeding 150% of the closing price of an ordinary share of SGH on the start date of employment for at least 60 consecutive trading days at any time during the one-year period immediately preceding the applicable annual vesting date (or the year preceding any subsequent annual vesting date), and (iii) performance-based restricted share units with an aggregate grant date fair value of $200,000 based on the 30-day average closing price of an ordinary share of SGH ending on the trading date preceding the grant date, which will vest annually over four years, subject to the closing price of an ordinary share of SGH equaling or exceeding 200% of the closing price of an ordinary share of SGH on the start date of employment for at least 60 consecutive trading days at any time during the one-year period immediately preceding the applicable annual vesting date (or the year preceding any subsequent annual vesting date). In all events, these awards will be subject to the terms of definitive award agreements to be entered into at the time of grant. Pursuant to the Offer Letter (and unless otherwise provided in an applicable award agreement), in the event of a “change in control” (as defined in the Offer Letter), to the extent not already vested, a prorated portion of the performance-based awards prorated through the date of the change in control (based on the Board’s determination of performance measured through the change in control), will become issued and/or vested upon the change in control, and the remainder of the performance-based awards (the “Remainder Awards”) will issue and/or vest in equal monthly installments over the remainder of the original performance period (unless accelerated as provided in the Offer Letter); provided that if the successor to SGH does not assume or substitute the Remainder Awards with a substantially equivalent award, the full amount of the Remainder Awards will become issued and/or vested upon the change in control.

Pursuant to the Offer Letter, if the Company terminates Mr. Rizvi’s employment without “cause” or Mr. Rizvi resigns for “good reason” (as such terms are defined in the Offer Letter) then, subject to Mr. Rizvi’s execution of a release of claims against the Company, Mr. Rizvi would receive (i) an amount equal to 75% of his annual base salary in substantially equal installments during the following 12 months, (ii) a pro-rated portion of his annual bonus for the year of termination, subject to actual performance, and (iii) if applicable, payment or reimbursement for up to 9 months of COBRA health continuation coverage for himself and his family. If his termination without cause or resignation for good reason occurs within two months before or 12 months after a change in control, then, subject to Mr. Rizvi’s execution of a release of claims against the Company, Mr. Rizvi would, in lieu of the previously-described payments and benefits, receive (a) an amount equal to 150% of his annual base salary plus 150% of his annual bonus for the most recently completed fiscal year, paid in substantially equal installments during the following 12 months, (b) a pro-rated portion of his annual bonus for the year of termination, subject to actual performance, (c) if applicable, payment or reimbursement for up to 18 months of COBRA health continuation coverage for himself and his family, and (d) unless otherwise provided in an applicable award agreement, 100% vesting of all outstanding equity awards (subject to the provisions relating to performance-based equity awards described above).

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01	Other Events

A copy of the press release announcing Mr. Rizvi’s appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein. For purposes of Section 18 of the Securities Exchange Act of 1934, the press release is deemed furnished, not filed.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Offer Letter by and between SMART Global Holdings, Inc. and Ken Rizvi, dated January 31, 2021
99.1	Press Release entitled “SMART Global Holdings Appoints Ken Rizvi as SVP and Chief Financial Officer” issued by SMART Global Holdings, Inc. on February 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SMART Global Holdings, Inc.

By:	/s/ Bruce Goldberg
	Name:	Bruce Goldberg
	Title:	Vice President, Chief Legal and Compliance Officer

February 2, 2021